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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated May 7, 1999, included in Data Critical Corporation's registration statement on Form S-1 filed on November 9, 1999, and to all references to our Firm included in this registration statement.

                                        /s/ Arthur Andersen LLP

Seattle, Washington,
March 20, 2000